Exhibit 99.1 – News Release

Ritchie Bros. reports fourth quarter and 2017 annual results

VANCOUVER, February 26, 2018 – Ritchie Bros. Auctioneers Incorporated (NYSE & TSX: RBA, the “Company” or “Ritchie Bros.”) reports results for the three months and full year ended December 31, 2017.

(All figures are presented in U.S. dollars)

Fourth quarter highlights

The Company generated $178.8 million of revenues, an increase of 22% compared to the same quarter last year. Net income attributable to stockholders was $36.8 million compared to $27.9 million for the same quarter in 2016. Diluted earnings per share (“EPS”) attributable to stockholders was $0.34 in the fourth quarter of 2017, which included a $10.1 million favorable impact of the recent U.S. tax reform and $3.1 million of acquisition-related costs. This compares to diluted EPS attributable to stockholders of $0.26 in the fourth quarter of 2016. Diluted adjusted EPS attributable to stockholders1 (non-GAAP measure), which excludes the $10.1 million favorable impact of the U.S. tax reform and certain acquisition-related costs, decreased 13% to $0.26 in the fourth quarter of 2017 from $0.30 in the fourth quarter of 2016. Other key fourth quarter highlights included:

•	Consolidated Revenue Rate[2] was 13.81% compared to 14.11% in the fourth quarter of 2016

•	Auctions and Marketplaces (“A&M”) segment revenues increased 20%; segment Revenue Rate[2] decreased 49 basis points (“bps”) to 12.64% from 13.13% in the fourth quarter of 2016

•	Revenue from other services of $15.1 million; an increase of 48% compared to the fourth quarter of 2016

•	Gross Transaction Value (“GTV”)[2] of $1.3 billion, a 24% increase compared to the fourth quarter of 2016

Full year highlights

Full year results were influenced by broad-based effects of unprecedented demand for infrastructure projects, high equipment utilization rates, and an overall equipment shortage principally in the United States and Canada, resulting in lower than expected full year GTV and revenue performance. On May 31, 2017, the Company acquired IronPlanet (the “Acquisition”) for $776.5 million and undertook the complex integration work, which resulted in some temporary sales productivity decline.

The Company generated $610.5 million of revenues in 2017, an increase of 8% compared to $566.4 million in 2016, and $75.0 million of net income attributable to stockholders. Diluted EPS attributable to stockholders was $0.69, which included $38.3 million of acquisition-related costs and $38.3 million of interest expense. This compares to diluted EPS attributable to stockholders of $0.85 in 2016. Diluted adjusted EPS attributable to stockholders (non-GAAP measure) decreased 30% to $0.81 in 2017 from $1.15 in 2016. Other key 2017 highlights included:

•	Consolidated Revenue Rate of 13.66% compared to 13.07% in 2016

•	A&M segment revenues increased 6%; segment Revenue Rate increased 36 basis points to 12.63% from 12.27% in 2016

•	Revenues from other services of $46.2 million; an increase of 34% compared to 2016

•	Cash provided by operating activities of $146.3 million

•	Declared quarterly dividends aggregating to $0.68 per common share in 2017

•	GTV of $4.5 billion, a 3% increase compared to 2016

[1]	Diluted adjusted EPS attributable to stockholders is a non-GAAP financial measure. We believe that comparing diluted adjusted EPS attributable to stockholders for different financial periods provides useful information about the growth or decline of our diluted EPS attributable to stockholders for the relevant financial period, and eliminates the financial impact of adjusting items we do not consider to be part of our normal operating results. Diluted adjusted EPS attributable to stockholders is calculated by dividing adjusted net income attributable to stockholders (non-GAAP measure) (described in footnote 4), net of the effect of dilutive securities, by the weighted average number of dilutive shares outstanding. Diluted adjusted EPS attributable to stockholders is reconciled to the most directly comparable GAAP measures in our consolidated financial statements under “Non-GAAP Measures” below.

[2]	Gross Transaction Value (“GTV”) represents the total proceeds from all items sold at the Company’s auctions and online marketplaces. It is not a measure of financial performance, liquidity, or revenue, and is not presented in the Company’s consolidated financial statements. Auctions and Marketplaces segment Revenue Rate is calculated as segment revenues divided by GTV. Consolidated Revenue Rate is calculated as total, consolidated revenues divided by GTV.

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“In the fourth quarter, despite a continuation of supply constraints, we delivered GTV and revenue growth on a reported and combined-company basis as our integration efforts started taking hold, the salesforce stabilized and our go to market execution improved”, said Ravi Saligram, Chief Executive Officer of Ritchie Bros.

Mr. Saligram continued, “2017 as a whole was a historic year for Ritchie Bros. as we reshaped our future through the transformational acquisition of IronPlanet, a pivotal step in our evolution to become a truly diversified asset management and disposition company. Our full year financial results are a reflection of the unprecendented shortage of equipment supply, softness in Alberta’s oil patch, and uncertainty caused by significant delay in regulatory approvals that led to some salesforce turnover. However, we made meaningful progress on several fronts including solid revenue rate expansion over the prior year, strong operating free cash flow, and excellent growth in EMEA, RBFS and Mascus. We are pleased to have completed our 2017 integration milestones and are on track to achieve our stated synergy targets.

Looking ahead, we are very excited about the future of Ritchie Bros. and our results in the record-breaking auction last week in Orlando are testimony to the power of the combined company’s capabilities. We are encouraged by the results in the fourth quarter and our progress to date in 2018 but remain balanced as we navigate continued tight supply in 2018.”

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Financial Overview

(Unaudited)

(in U.S. $ millions, except EPS)	Three months ended December 31,				Year ended December 31,
			Better/(Worse)				Better/(Worse)
	2017	2016	2017 over 2016		2017	2016	2017 over 2016
Revenues	$178.8	$146.8	22%		$610.5	$566.4	$8%
Selling, general and administrative expenses	$93.0	$74.1	(25%)		$323.3	$283.5	$(14%)
Acquisition-related costs	$3.1	$4.6	33%		$38.3	$11.8	$(224%)
Impairment loss	$-	$-	-		$8.9	$28.2	$68%
Operating income	$40.0	$40.6	(1%)		$107.5	$135.7	$(21%)
Adjusted operating income (non-GAAP) measure)[3]	$42.2	$40.6	4%		$133.8	$164.0	$(18%)
Operating income margin	22.4%	27.7%	-530	bps	17.6%	24.0%	-640	bps
Adjusted operating income margin (non-GAAP measure)[4]	23.6%	27.7%	-410	bps	21.9%	28.9%	-700	bps
Net income attributable to stockholders	$36.8	$27.9	32%		$75.0	$91.8	$(18%)
Adjusted net income attributable to stockholders (non-GAAP measure)[5]	$28.3	$32.9	(14%)		$87.7	$123.3	$(29%)
Diluted EPS attributable to stockholders	$0.34	$0.26	31%		$0.69	$0.85	$(19%)
Diluted adjusted EPS attributable to stockholders (non-GAAP measure)	$0.26	$0.30	(13%)		$0.81	$1.15	$(30%)
GTV	$1,294.9	$1,040.4	24%		$4,468.0	$4,334.8	$3%
A&M segment:
Revenues	163.7	136.6	20%		564.3	531.8	6%
Revenue Rate	12.64%	13.13%	-49	bps	12.63%	12.27%	36	bps

Adjusted (non-GAAP) figures for the three months and year ended December 31, 2017 in the table above have not adjusted for the impact of $1.4 million and $21.3 million of pre-tax acquisition-related costs, respectively. Segmented information, which includes segment revenues and profits, can be found in the tables on page 11 of this News Release.

3	Adjusted operating income is a non-GAAP measure. The Company uses income statement and balance sheet performance scorecards to align the Company's operations with its strategic priorities. The Company concentrates on a limited number of metrics to ensure focus and to facilitate quarterly performance discussions. The income statement scorecard includes the performance metric, adjusted operating income. The Company believes that comparing adjusted operating income for different financial periods provides useful information about the growth or decline of operating income for the relevant financial period. The Company calculates adjusted operating income by eliminating from operating income the pre-tax effects of significant non-recurring items that the Company does not consider to be part of its normal operating results, such as acquisition-related costs, management reorganization costs, severance, retention, gains/losses on sale of certain property, plant and equipment, impairment losses, and certain other items, which the Company refers to as 'adjusting items'. Adjusted operating income is reconciled to the most directly comparable GAAP measures in the Company's consolidated financial statements under "Non-GAAP Measures" below.

4	The Company’s income statement scorecard includes the performance metric, adjusted operating income margin, which is a non-GAAP measure. The Company believes that comparing adjusted operating income margin for different financial periods provides useful information about the growth or decline of its operating income for the relevant financial period. The Company calculates adjusted operating income margin by dividing adjusted operating income (non-GAAP measure) by revenues. Adjusted operating income margin is reconciled to the most directly comparable GAAP measures in the Company’s consolidated financial statements under “Non-GAAP Measures” below.

5	Adjusted net income attributable to stockholders is a non-GAAP financial measure. The Company believes that comparing adjusted net income attributable to stockholders for different financial periods provides useful information about the growth or decline of the Company’s net income attributable to stockholders for the relevant financial period, and eliminates the financial impact of adjusting items the Company does not consider to be part of its normal operating results. Adjusted net income attributable to stockholders represents net income attributable to stockholders excluding the effects of adjusting items and is reconciled to the most directly comparable GAAP measures in the Company’s consolidated financial statements under “Non-GAAP Measures” below.

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Results of operations – fourth quarter and full year update

GTV increased 24% to $1.3 billion in the fourth quarter of 2017 compared to $1.0 billion in the fourth quarter of 2016. The higher online marketplace GTV is primarily driven by the Acquisition. The increase was partially offset by global equipment shortages particularly in the United States, some lower sales productivity as the Company progresses through the integration of its sales teams post-acquisition, and weaknesses in the Canadian oil patches. For the full year, GTV increased 3% to $4.5 billion compared to $4.3 billion in 2016.

Revenues increased 22% to $178.8 million in the fourth quarter 2017 compared to $146.8 million in the fourth quarter of 2016. This increase is primarily due to the Acquisition, revenue growth in Europe and strong Mascus performance, partially offset by lapping large Canadian inventory dispersals, which favorably impacted the fourth quarter of 2016. Consolidated Revenue Rate declined 30 bps to 13.81% versus the same period last year. This rate decline was the result of the performance of the Company’s underwritten business, and lapping the inventory dispersals in the fourth quarter. For the full year, revenues increased $44.1 million, or 8%, driven principally by the Acquisition and growth of value-added services.

Costs of services increased $8.8 million to $25.0 million compared to $16.2 million in the fourth quarter of 2016. This increase is primarily due to costs associated with the Company’s inspection and appraisal activities, which increased as a result of the Acquisition. Cost of services for 2017 was $79.0 million, which represents a $13.0 million increase from $66.1 million in 2016.

Selling, general and administrative (“SG&A”) expenses increased $18.8 million, or 25%, in the fourth quarter of 2017 compared to the fourth quarter of 2016. This increase is primarily due to the Acquisition, including increased headcount, travel costs, and search engine fees associated with the online marketplace channel, as well as merit increases and higher bank fees attributable to the new credit facility. For the full year, SG&A expenses of $323.3 million increased $39.7 million, or 14%, compared to 2016.

Acquisition-related costs consist of operating expenses directly incurred as part of a business combination, due diligence, and integration planning – including those related to the Acquisition – and continuing employment costs that are recognized separately from the Company’s business combinations. Fourth quarter 2017 and 2016 post acquisition-related costs were $3.1 million and $4.6 million, respectively, and consisted primarily of costs associated with the Acquisition. Fiscal 2017 acquisition-related costs were $38.3 million compared to $11.8 million in 2016.

Operating income modestly declined to $40.0 million in the fourth quarter of 2017 compared to $40.6 million in the fourth quarter of 2016. This was primarily due to higher SG&A expenses, costs of services, and depreciation and amortization (“D & A”) expenses, partially offset by the increase in revenues. For the full year, operating income decreased $28.3 million, or 21%, to $107.5 million compared to $135.7 million in 2016.

Net income attributable to stockholders increased $8.9 million, or 32%, in the fourth quarter of 2017 compared to the fourth quarter of 2016. This improvement is primarily due to the favorable impact from the US tax reform partially offset by the increases in interest expense due to the increased indebtedness to fund the Acquisition. In 2017, net income attributable to stockholders decreased $16.8 million to $75.0 million from $91.8 million in 2016.

Primarily for the same reasons noted above, diluted EPS attributable to stockholders was $0.34 in the fourth quarter of 2017 compared to diluted EPS attributable to stockholders of $0.26 in the fourth quarter of 2016. In 2017, diluted EPS attributable to stockholders decreased 19% to $0.69 from $0.85 in 2016.

Results by segment

A&M segment

Revenue. Segment revenue increased 20% to $163.7 million in the fourth quarter of 2017 compared to $136.6 million in the fourth quarter of 2016. This increase was primarily due to the Acquisition and revenue growth in Europe, partially offset by the performance of the Company’s underwritten business, including the significant inventory dispersals in the fourth quarter of 2016. Segment Revenue Rate declined 49 basis points to 12.64% in the fourth quarter of 2017 from 13.13% in the fourth quarter of 2016 for the same reasons as noted above. In 2017, segment revenue increased 6% to $564.3 million in fiscal 2017 compared to $531.8 million in 2016. Segment Revenue Rate increased 36 basis points to 12.63% in 2017.

SG&A expenses. Segment SG&A expenses increased $17.8 million to $89.1 million in the fourth quarter of 2017 compared to the fourth quarter of 2016, primarily for the same reasons noted above in the consolidated SG&A expense commentary. On an annual basis, segment SG&A expenses increased $36.6 million to $308.9 million in 2017 compared to 2016.

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Other services

Revenue from other services grew $4.9 million, or 48% in the fourth quarter of 2017, versus the fourth quarter of 2016. This increase is primarily due to growth of our ancillary services, as well as increases in revenue from Mascus and RBFS. For the full year, revenue from other services grew $11.7 million, or 34% in 2017, versus 2016.

RBFS operating segment. RBFS segment revenues were $4.6 million, a 19% increase for the fourth quarter in 2017 compared to the $3.9 million in the fourth quarter of 2016. Funded volume, which represents the amount of lending brokered by RBFS, increased 30% in the fourth quarter of 2017 to $90.5 million. RBFS segment profit increased 13% to $2.6 million in the fourth quarter of 2017 from $2.3 million in the fourth quarter of 2016. For the full year, RBFS segment revenues were $16.1 million, a 26% increase in 2017 compared to the $12.8 million in 2016. Funded volume increased 17% from $261.4 million in 2016 to $306.4 million in 2017. RBFS segment operating profit increased 28% over the same comparative period to $8.2 million from $6.4 million.

Dividend Information

Quarterly dividend

The Company declared on January 26, 2018, a quarterly cash dividend of $0.17 per common share payable on March 9, 2018 to shareholders of record on February 16, 2018.

Q4 2017 Earnings Conference Call

Ritchie Bros. is hosting a conference call to discuss its financial results for the quarter ended December 31, 2017, at 8:00 am Pacific time / 11:00 am Eastern time / 4:00 pm GMT on February 27, 2018. A replay will be available shortly after the call.

Conference call and webcast details are available at the following link:

https://investor.ritchiebros.com

About Ritchie Bros.

Established in 1958, Ritchie Bros. (NYSE and TSX: RBA) is a global asset management and disposition company, offering customers end-to-end solutions for buying and selling used heavy equipment, trucks and other assets. Operating in a multitude of sectors, including construction, transportation, agriculture, energy, oil and gas, mining, and forestry, the Company's selling channels include: Ritchie Bros. Auctioneers, the world's largest industrial auctioneer offering live on site auction events with online bidding; IronPlanet, an online marketplace with featured weekly auctions and providing its exclusive IronClad Assurance® equipment condition certification program; Marketplacee, an online auction marketplace; Mascus, a leading European online equipment listing service; and Ritchie Bros. Private Treaty, offering privately negotiated sales. The Company also offers sector-specific solutions including GovPlanet, TruckPlanet, and Kruse Energy Auctioneers, plus equipment financing and leasing through Ritchie Bros. Financial Services. For more information about the unprecedented choice provided by Ritchie Bros., visit RitchieBros.com.

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Forward-looking Statements

This news release contains forward-looking statements and forward-looking information within the meaning of applicable U.S. and Canadian securities legislation (collectively, “forward-looking statements”), including, in particular, statements regarding future financial and operational results, including growth prospects and potential ability to generate cash, shareholder returns, and payment of dividends. Forward-looking statements are statements that are not historical facts and are generally, although not always, identified by words such as “expect”, “plan”, “anticipate”, “project”, “target”, “potential”, “schedule”, “forecast”, “budget”, “estimate”, “intend” or “believe” and similar expressions or their negative connotations, or statements that events or conditions “will”, “would”, “may”, “could”, “should” or “might” occur. All such forward-looking statements are based on the opinions and estimates of management as of the date such statements are made. Forward-looking statements necessarily involve assumptions, risks and uncertainties, certain of which are beyond the Company’s control, including the numerous factors that influence the supply of and demand for used equipment; economic and other conditions in local, regional and global sectors; the Company’s ability to successfully integrate IronPlanet, and to receive the anticipated benefits of the Acquisition; and the risks and uncertainties set forth in the Company’s Annual Report on Form 10-K for the year ended December 31, 2017, available on the SEC, SEDAR, and Company websites. The foregoing list is not exhaustive of the factors that may affect the Company’s forward-looking statements. There can be no assurance that forward-looking statements will prove to be accurate, and actual results may differ materially from those expressed in, or implied by, these forward-looking statements. Forward looking statements are made as of the date of this news release and the Company does not undertake any obligation to update the information contained herein unless required by applicable securities legislation. For the reasons set forth above, you should not place undue reliance on forward looking statements.

Forward-looking statements are made as of the date of this news release and the Company does not undertake any obligation to update the information contained herein unless required by applicable securities legislation. For the reasons set forth above, you should not place undue reliance on forward-looking statements.

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GTV and Consolidated Financial Information

GTV and consolidated income statements – fourth quarter

(Expressed in thousands of United States dollars, except share and per share amounts)

(Unaudited)

Three months ended December 31,	2017	2016

GTV	$1,294,932	$1,040,352
Revenues	$178,785	$146,769
Costs of services, excluding depreciation and amortization	25,026	16,241
	153,759	130,528
Selling, general and administrative expenses	92,983	74,134
Acquisition-related costs	3,110	4,631
Depreciation and amortization expenses	15,647	10,301
Gain on disposition of property, plant and equipment	(585)	(265)
Foreign exchange loss	2,566	1,099
Operating income	$40,038	$40,628
Other income (expense):
Interest income	735	509
interest expense	(10,980)	(2,207)
Equity income (loss)	132	(181)
Debt extinguishment costs	-	(6,787)
Other, net	1,018	3,018
	(9,095)	(5,648)
Income before income taxes	$30,943	$34,980
Income tax expense (recovery)	(5,894)	7,053
Net income	$36,837	$27,927
Net income attributable to:
Stockholders	36,754	27,853
Non-controlling interests	83	74
	$36,837	$27,927
Earnings per share attributable to stockholders:
Basic	$0.34	$0.26
Diluted	$0.34	$0.26
Weighted average number of share outstanding:
Basic	107,198,875	106,735,262
Diluted	108,245,291	108,166,241

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GTV and consolidated income statements – year-to-date

(Expressed in thousands of United States dollars, except share and per share amounts)

(Unaudited)

Year ended December 31,	2017	2016

GTV	$4,467,982	$4,334,815
Revenues	$610,517	$566,395
Costs of services, excluding depreciation and amortization	79,013	66,062
	531,504	500,333
Selling, general and administrative expenses	323,270	283,529
Acquisition-related costs	38,272	11,829
Depreciation and amortization expenses	52,694	40,861
Gain on disposition of property, plant and equipment	(1,656)	(1,282)
Impairment loss	8,911	28,243
Foreign exchange loss	2,559	1,431
Operating income	$107,454	$135,722
Other income (expense):
Interest income	3,194	1,863
interest expense	(38,291)	(5,564)
Equity income (loss)	(26)	1,028
Debt extinguishment costs	-	(6,787)
Other, net	5,063	4,232
	(30,060)	(5,228)
Income before income taxes	$77,394	$130,494
Income tax expense	2,088	36,982
Net income	$75,306	$93,512
Net income attributable to:
Stockholders	75,027	91,832
Non-controlling interests	279	1,680
	$75,306	$93,512
EPS attributable to stockholders:
Basic	$0.70	$0.86
Diluted	$0.69	$0.85
Weighted average number of share outstanding:
Basic	107,044,348	106,630,323
Diluted	108,113,151	107,457,794

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Consolidated balance sheets

(Expressed in thousands of United States dollars, except share data)

(Unaudited)

December 31,	2017	2016
Assets
Current assets:
Cash and cash equivalents	$267,910	$207,867
Restricted cash	63,206	50,222
Trade and other receivables	92,105	52,979
Inventory	38,238	28,491
Advances against auction contracts	7,336	5,621
Prepaid expenses and deposits	19,690	19,005
Assets held for sale	584	632
Income taxes receivable	19,418	13,181
	508,487	377,998
Property, plant and equipment	526,581	515,030
Equity-accounted investments	7,408	7,326
Restricted cash	-	500,000
Other non-current assets	24,146	20,244
Intangible assets	261,094	72,304
Goodwill	670,922	97,537
Deferred tax assets	18,674	9,094
	$2,017,312	$1,599,533
Liabilities and Equity
Current liabilities:
Auction proceeds payable	$199,245	$98,873
Trade and other payables	164,553	124,694
Income taxes payable	732	5,355
Short-term debt	7,018	23,912
Current portion of long-term debt	16,907	-
	388,455	252,834
Long-term debt	795,985	595,706
Other non-current liabilities	46,773	38,088
Deferred tax liabilities	32,334	17,125
	1,263,547	903,753
Contingencies
Contingently redeemable performance
share units	9,014	3,950
Stockholders' equity:
Share capital:
Common stock; no par value, unlimited shares authorized, issued and outstanding shares: 107,269,783 (December 31, 2016: 106,822,001)	138,582	125,474
Additional paid-in capital	41,005	27,638
Retained earnings	602,609	601,071
Accumulated other comprehensive loss	(42,514)	(67,126)
Stockholders' equity	739,682	687,057
Non-controlling interest	5,069	4,773
	744,751	691,830
	$2,017,312	$1,599,533

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Consolidated statements of cash flows

(Expressed in thousands of United States dollars)

(Unaudited)

Year ended December 31,	2017	2016
Cash provided by (used in):
Operating activities:
Net income	$75,306	$93,512
Adjustments for items not affecting cash:
Depreciation and amortization expenses	52,694	40,861
Impairment loss	8,911	28,243
Stock option compensation expense	13,700	5,507
Equity-classified PSU expense	3,529	1,981
Inventory write down	834	3,084
Deferred income tax recovery	(17,268)	(3,359)
Equity loss (income) less dividends received	26	(1,028)
Unrealized foreign exchange loss	254	1,947
Change in fair value of contingent consideration	(2,446)	(2,044)
Gain on disposition of property, plant and equipment	(1,656)	(1,282)
Amortization of debt issuance costs	3,056	359
Other, net	349	(905)
Net changes in operating assets and liabilities	8,977	10,682
Net cash provided by operating activities	146,266	177,558
Investing activities:
Acquisition of IronPlanet, net of cash acquired	(675,851)	-
Acquisition of Mascus, net of cash acquired	-	(28,123)
Acquisition of Petrowsky	-	(6,250)
Acquisition of contingently redeemable NCI	-	(41,092)
Acquisition of NCI	-	(226)
Acquisition of Kramer	-	(11,138)
Property, plant and equipment additions	(10,812)	(18,918)
Intangible asset additions	(28,584)	(17,558)
Proceeds on disposition of property, plant and equipment	4,985	6,691
Other, net	(692)	(248)
Net cash used in investing activities	(710,954)	(116,862)
Financing activities:
Dividends paid to stockholders	(72,785)	(70,459)
Dividends paid to NCI	(41)	(3,436)
Issuances of share capital	9,936	24,338
Share repurchase	-	(36,726)
Proceeds from short-term debt	6,971	67,584
Repayment of short-term debt	(24,479)	(57,516)
Proceeds from long-term debt	325,000	647,091
Repayment of long-term debt	(108,985)	(148,158)
Debt issue costs	(12,624)	(10,644)
Debt extinguishment costs	-	(6,787)
Repayment of finance lease obligations	(2,322)	(1,655)
Other, net	(106)	511
Net cash provided by (used in) financing activities	120,565	404,143
Effect of changes in foreign currency rates on cash, cash equivalents, and restricted cash	17,150	4
Increase (decrease)	(426,973)	464,843
Beginning of period	758,089	293,246
Cash, cash equivalents, and restricted cash, end of period	$331,116	$758,089

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Segmented information

(Expressed in thousands of United States dollars)

	Three months ended December 31, 2017			Year ended December 31, 2017
	Auctions and Marketplaces	Other	Consolidated	A&M	Other	Consolidated
Revenues	$163,733	$15,052	$178,785	$564,298	$46,219	$610,517
Costs of services, excluding D&A	(23,739)	(1,287)	(25,026)	(75,685)	(3,328)	(79,013)
Selling, general and administrative ("SG&A") expenses	(89,050)	(3,933)	(92,983)	(308,874)	(14,396)	(323,270)
Impairment loss	-	-	-	(8,911)	-	(8,911)
Segment profit	$50,944	$9,832	$60,776	$170,828	$28,495	$199,323
Acquisition-related costs			(3,110)			(38,272)
D&A expenses			(15,647)			(52,694)
Gain on disposition of Property, plant and equipment ("PPE")			585			1,656
Foreign exchange loss			(2,566)			(2,559)
Operating income			$40,038			$107,454
Other expense, net			(9,095)			(30,060)
Income tax expense			5,894			(2,088)
Net income			$36,837			$75,306

	Three months ended December 31, 2016			Year ended December 31, 2016
	Auctions and Marketplaces	Other	Consolidated	A&M	Other	Consolidated
Revenues	$136,598	$10,171	$146,769	$531,826	$34,569	$566,395
Costs of services, excluding D&A	(16,035)	(206)	(16,241)	(65,248)	(814)	(66,062)
SG&A expenses	(71,295)	(2,839)	(74,134)	(272,317)	(11,212)	(283,529)
Impairment loss	-	-	-	(28,243)	-	(28,243)
Segment profit	$49,268	$7,126	$56,394	$166,018	$22,543	$188,561
Acquisition-related costs			(4,631)			(11,829)
D&A expenses			(10,301)			(40,861)
Gain on disposition of PPE			265			1,282
Foreign exchange loss			(1,099)			(1,431)
Operating income			$40,628			$135,722
Other expense, net			(5,648)			(5,228)
Income tax expense			(7,053)			(36,982)
Net income			$27,927			$93,512

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Selected Data

(Unaudited)

Selected balance sheet data

(in U.S. $000's)	December 31,	December 31,
	2017	2016
Current assets	$508,487	$377,998
Current liabilities	388,455	252,834
Working capital	$120,032	$125,164
Total assets	$2,017,312	$1,599,533
Long-term debt	812,892	595,706
Stockholders' equity	739,682	687,057

Selected operating data

As at and for the year ended December 31,	2017	2016
Auctions and Marketplaces segment Revenue Rate	12.63%	12.27%
Number of consignments at industrial auctions	56,850	53,450
Number of bidder registrations at industrial auctions	575,500	549,000
Number of buyers at industrial auctions	139,900	138,400
Number of lots at industrial auctions	382,500	398,500
Number of permanent auction sites	39	39
Number of regional auction sites	6	6
Total auction sites	45	45
Number of industrial auctions	245	233
Number of revenue producers	455	352
Number of territory managers	387	301

Average industrial auction data

Year ended December 31,	2017	2016
GTV	$15.2 million	$16.8 million
Bidder registrations	2,348	2,356
Consignors	232	229
Lots	1,562	1,711

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Non-GAAP Measures

This news release makes reference to various non-GAAP measures. These measures do not have a standardized meaning and are, therefore, unlikely to be comparable to similar measures presented by other companies. The presentation of this financial information, which is not prepared under any comprehensive set of accounting rules or principles, is not intended to be considered in isolation of, or as a substitute for, the financial information prepared and presented in accordance with generally accepted accounting principles.

The following tables present adjusted operating income (non-GAAP measure) and adjusted operating income margin (non-GAAP measure) results for the three and twelve months, respectively, ended December 31, 2017 and 2016, as well as reconcile those metrics to operating income, revenues, and operating income margin, which are the most directly comparable GAAP measures in, or calculated from, the consolidated income statements:

(in U.S. $000's)	Three months ended December 31,
			Change
	2017	2016	2017 over 2016
Operating income	$40,038	$40,628	$(1%)
Pre-tax adjusting item:
Severance and retention	2,166	-	100%
Adjusted operating income
(non-GAAP measure)	42,204	40,628	4%
Revenues	$178,785	$146,769	$22%

Operating income margin	22.4%	27.7%	-530	bps
Adjusted operating income margin
(non-GAAP measure)	23.6%	27.7%	-410	bps

(in U.S. $000's)	Year ended December 31,
			Change
	2017	2016	2017 over 2016
Operating income	$107,454	$135,722	$(21%)
Pre-tax adjusting items:
Accelerated vesting of assumed options	4,752	-	100%
Acquisition and finance structure advisory	9,063	-	100%
Severance and retention	3,613	-	100%
Impairment loss	8,911	28,243	(68%)
Adjusted operating income
(non-GAAP measure)	133,793	163,965	(18%)
Revenues	$610,517	$566,395	$8%

Operating income margin	17.6%	24.0%	-640	bps
Adjusted operating income margin
(non-GAAP measure)	21.9%	28.9%	-700	bps

The fourth quarter 2017 included one adjusting item of $2.2 million ($1.6 million after tax, or $0.01 per diluted share) related to severance and retention costs in a corporate reorganization that followed the Acquisition. There were no adjustments for the fourth quarter of 2016.

The adjusting items for the year ended December 31, 2017 were:

•	$4.8 million ($4.8 million after tax, or $0.04 per diluted share) of stock option compensation expense related to the accelerated vesting of certain IronPlanet stock options assumed as part of the Acquisition
•	$9.1 million ($6.6 million after tax, or $0.06 per diluted share) of acquisition and finance structure advisory costs
•	$3.6 million ($2.5 million after tax, or $0.02 per diluted share) of severance and retention costs in a corporate reorganization that followed the Acquisition

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•	$8.9 million ($6.6 million after tax, or $0.06 per diluted share) impairment loss recognized on various technology assets

The adjusting item for the year ended December 31, 2016 was a $28.2 million ($26.4 million after tax, or $0.25 per diluted share) impairment loss on EquipmentOne reporting unit goodwill and customer relationships.

The following tables present adjusted net income attributable to stockholders (non-GAAP measure) and diluted adjusted EPS attributable to stockholders (non-GAAP measure) results for the three and twelve months ended December 31, 2017 and 2016, as well as reconciles those metrics to net income attributable to stockholders, the effect of dilutive securities, the weighted average number of dilutive shares outstanding, and diluted earnings (loss) per share attributable to stockholders, which are the most directly comparable GAAP measures in the consolidated income statements:

(in U.S. $000's, except share and	Three months ended December 31,
per share data)			Change
	2017	2016	2017 over 2016
Net income attributable to stockholders	$36,754	$27,853	(32%)
Pre-tax adjusting items:
Severance and retention	2,166	-	100%
Debt extinguishment costs	-	6,787	(100%)
Current income tax effect of adjusting items:
Severance and retention	(184)	-	100%
Debt extinguishment costs	-	(1,787)	(100%)
Deferred income tax effect of adjusting items:
Severance and retention	(368)	-	100%
Current income tax adjusting item:
Deferred tax adjusting item:
Remeasurement of deferred taxes	(10,070)	-	100%
Adjusted net income attributable to stockholders (non-GAAP measure)	$28,298	$32,853	(14%)
Effect of dilutive securities	$(475)	$-	100%
Weighted average number of dilutive shares outstanding	108,245,291	108,166,241	0%

Diluted earnings per share attributable to stockholders	$0.34	$0.26	(31%)
Diluted adjusted EPS attributable to stockholders (non-GAAP measure)	$0.26	$0.30	(13%)

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(in U.S. $000's, except share and	Year ended December 31,
per share data)			Change
	2017	2016	2017 over 2016
Net income attributable to stockholders	$75,027	$91,832	(18%)
Pre-tax adjusting items:
Accelerated vesting of assumed options	4,752	-	100%
Acquisition and finance structure advisory	9,063	-	100%
Severance and retention	3,613	-	100%
Debt extinguishment costs	-	6,787	(100%)
Impairment loss	8,911	28,243	(68%)
Current income tax effect of adjusting items:
Acquisition and finance structure advisory	(2,447)	-	100%
Severance and retention	(748)	-	100%
Debt extinguishment costs	-	(1,787)	(100%)
Deferred income tax effect of adjusting items:
Impairment loss	(2,361)	(1,798)	31%
Severance and retention	(368)	-	100%
Current income tax adjusting item:
Change in uncertain tax provision	2,290	-	100%
Deferred tax adjusting item:
Remeasurement of deferred taxes	(10,070)	-	100%
Adjusted net income attributable to stockholders (non-GAAP measure)	$87,662	$123,277	(29%)
Effect of dilutive securities	$(152)	$-	100%
Weighted average number of dilutive shares outstanding	108,113,151	107,457,794	1%

Diluted EPS attributable to stockholders	$0.69	$0.85	(19%)
Diluted adjusted EPS attributable to stockholders (non-GAAP measure)	$0.81	$1.15	(30%)

The adjusting items for the fourth quarter of 2017 were:

•	$2.2 million ($1.6 million after tax, or $0.01 per diluted share) of severance and retention costs in a corporate reorganization that followed the
•	$10.1 million (or $0.10 per diluted share) benefit on remeasurement of deferred taxes as a result of the Tax Cuts and Jobs Act, or TCJA

The adjusting items for the year ended December 31, 2017 were:

•	$4.8 million ($4.8 million after tax, or $0.04 per diluted share) of stock option compensation expense related to the accelerated vesting of certain IronPlanet stock options assumed as part of the Acquisition
•	$9.1 million ($6.6 million after tax, or $0.06 per diluted share) of acquisition and finance structure advisory costs
•	$3.6 million ($2.5 million after tax, or $0.02 per diluted share) of severance and retention costs in a corporate reorganization that followed the Acquisition
•	$8.9 million ($6.6 million after tax, or $0.06 per diluted share) impairment loss recognized on various technology assets
•	$2.3 million (or $0.02 per diluted share) charge related to the change in uncertain tax provisions
•	$10.1 million (or $0.10 per diluted share) benefit on remeasurement of deferred taxes as a result of the TCJA

The fourth quarter 2016 included one adjusting item of $6.8 million ($5.0 million after tax, or $0.05 per diluted share) related to the early termination of pre-existing debt.

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The adjusting items for the year ended December 31, 2016 were:

•	$6.8 million ($5.0 million after tax, or $0.05 per diluted share) charge related to the early termination of pre-existing debt
•	$28.2 million ($26.4 million after tax, or $0.25 per diluted share) impairment loss on EquipmentOne reporting unit goodwill and customer relationships

For further information, please contact:

Zaheed Mawani

Vice President, Investor Relations

Phone: 1.778.331.5219

Email: zmawani@rbauction.com

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